	FOR IMMEDIATE RELEASE	CONTACT: Marc Sanders, Dir. of Marketing 610-668-4700 x277 msanders@royalbankamerica.com

NASDAQ: RBPAA

ROYAL BANK AMERICA’S PARENT COMPANY
DECLARES 2% STOCK DIVIDEND

Narberth, PA – The Board of Directors of Royal Bancshares of Pennsylvania, Inc. (NASDAQ: RBPAA), parent company of Royal Bank America and its division Royal Asian Bank, has declared a 2% stock dividend on Class “A” and “B” common stock. The declaration date is December 15, 2004 and the record date will be December 29, 2004. Payment date will be January 12, 2005.

“This declaration continues our unprecedented streak of issuing a stock dividend every year since we have been listed on the NASDAQ exchange (1988),” noted Royal Bank America President/CEO Joseph P. Campbell.

Additionally, the newest Royal Bank America branch office is scheduled to open at 6331 Castor Avenue on December 27th. This state-of-the-art banking facility brings the number of Royal Bank America/Royal Asian Bank branches to 19, with plans for a 20th branch (a Royal Asian Bank in Ft. Lee, NJ) to open in January ’05, marking a 20% increase in branch expansion over the course of 12-months.

# # #